UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2017

ALON USA PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35742 (Commission File Number)	46-0810241 (IRS Employer Identification No.)

7102 Commerce Way
Brentwood, Tennessee 37027
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

____________________________

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

On July 27, 2017 the Board of Directors of Alon USA Partners GP, LLC (“Alon GP”), the general partner of Alon USA Partners, LP (the “Company”) appointed Ezra Uzi Yemin as President, Alan Moret as Chief Executive Officer, Kevin Kremke as Executive Vice President & Secretary, Frederec Green as Executive Vice President & Chief Operating Officer, and Shai Even as Senior Vice President & Chief Financial Officer (collectively, the "Appointed Officers").
None of the Appointed Officers are a party to or participates in any material plan, contract or arrangement or has amended or modified any such plan, contract or arrangement in connection with their appointment to their respective offices with the Company.
In addition to their appointment to the offices of the Company set forth above:
Ezra Uzi Yemin, 48, has served as the Chairman of the Board of Delek US Holdings, Inc. ("Delek") since December 2012, as its Chief Executive Officer since June 2004 and as its President and a director since April 2001. He has also served as the chairman of the board of directors and chief executive officer of Delek Logistics GP, LLC ("Logistics GP") since April 2012 and as the chairman of the board of directors of Alon USA Energy, Inc. ("Alon USA") since May 2015. He served as the chairman of the Delek Board's Compensation Committee from its inception in May 2006 until March 2013.
Alan Moret, 63, has served as Chief Executive Officer of our General Partner since January 2017. In addition, since July 1, 2017, Mr. Moret has served as Executive Vice President of Logistics GP, the general partner of Delek Logistics Partners, LP. Mr. Moret was appointed Senior Vice President of Supply of Alon GP in August 2012. Mr. Moret has served as Senior Vice President of Supply of Alon USA since August 2008. Mr. Moret served as Alon USA's Senior Vice President of Asphalt Operations from August 2006 to August 2008, with responsibility for asphalt operations and marketing at Alon Energy’s refineries and asphalt terminals. Mr. Moret has also served as an officer of Alon Refining Krotz Springs, Inc. since July 2008. Prior to joining Alon USA, Mr. Moret was President of Paramount Petroleum Corporation from November 2001 to August 2006. Prior to joining Paramount Petroleum Corporation, Mr. Moret held various positions with Atlantic Richfield Company, most recently as President of ARCO Crude Trading, Inc. from 1998 to 2000 and as President of ARCO Seaway Pipeline Company from 1997 to 1998.
Kevin Kremke, 45, has served as Delek's Executive Vice President and Chief Financial Officer since June 2017 and as its Executive Vice President since April 2017. Prior to joining Delek in April 2017, Mr. Kremke served as the Chief Financial Officer of Ciner Resources Corporation and Ciner Resources LP, a publicly traded master limited partnership, since June 2014, and as director of the general partner of Ciner Resources LP, since December 2014. His responsibilities at Ciner Resources Corporation included overseeing the overall financing activities, strategic planning, investor relations, treasury and accounting. He also has served on the audit committee of American Natural Soda Ash Corporation since June 2014. From August 2011 to February 2014, Mr. Kremke served as the vice president of finance and strategic planning at Cheniere Energy, Inc.
Frederec Green, 52, has served as Delek's Chief Operating Officer since November 2016, an Executive Vice President since May 2009 and was the primary operational officer for its refining operations from January 2005 to December 2016. Mr. Green has also served as a member of the board of directors and an executive vice president of Delek Logistics GP since April 2012 and as a member of the board of directors of Alon USA since May 2015. Mr. Green has more than 25 years of experience in the refining industry, including 14 years at Murphy Oil USA, Inc., where he served as a senior vice president during his last six years.
Shai Even, 49, served as President and Chief Financial Officer of Alon GP from January 2017 to June 2017. Mr. Even previously held the position of Senior Vice President, Chief Financial Officer and Director of Alon GP since August 2012. Mr. Even has served as Senior Vice President of Alon USA since August 2008, Vice President of Alon USA from May 2005 to August 2008 and as Alon USA's Chief Financial Officer from December 2004 through June 2017. Mr. Even also served as Alon USA's Treasurer from August 2003 until March 2007. Prior to joining Alon USA, Mr. Even served as Chief Financial Officer of DCL Technologies, Ltd. from 1996 to July 2003 and prior to that worked for KPMG LLP from 1993 to 1996. Mr. Even has also been a director of Alon Refining Krotz Springs, Inc. since July 2008 and Alon Brands, Inc. since November 2008.
In connection with the appointment of the Appointed Officers, Jimmy C. Crosby, Claire Hart, Michael Oster, James Ranspot, Kyle McKeen, and Jeff Brorman have each resigned their respective officer positions with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alon USA Partners, LP
		By:	Alon USA Partners GP, LLC
its general partner

Date:	August 2, 2017	By:	/s/ Kevin Kremke
Kevin Kremke
Executive Vice President and Secretary